UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

VONAGE HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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Employee FAQ

•	What was announced?

•	Vonage announced an agreement to be acquired by Ericsson, a Swedish multinational networking and telecommunications company headquartered in Stockholm.

•	Under the terms of the merger agreement, Vonage shareholders will receive $21.00 in cash per share of common stock.

•	Together, we can benefit from even greater opportunities to serve our customers and create value far exceeding what would otherwise be possible independently.

•	Who is Ericsson? Why are they the right partner for Vonage?

•	Ericsson is a Swedish multinational networking and telecommunications company and one of the leading providers of Information and Communication Technology.

•	Founded 145 years ago on the premise that access to communications is a basic human need, Ericsson has continued to deliver ground-breaking solutions and innovative technology for good.

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Global cellular standards—or Gs—create global ecosystems, enable new waves of innovation and are an engine for economic growth in virtually all sectors that benefit from connectivity. Ericsson has been a leading force developing and contributing to the open standards that make global communications and connections possible.

•	Ericsson has over 100,000 employees around the world, with 26,000 of those dedicated to research and development.

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Ericsson serves customers, mainly communication service providers, in more than 180 countries in addition to supplying communication infrastructure, services and software to the telecom industry and other sectors.

•	Ericsson’s vision is a world where limitless connectivity improves lives, redefines business and pioneers a sustainable future.

•	Joining Ericsson further accelerates our shared vision of leading and creating technology and services that are changing the world.

•	Ericsson recognizes the value we bring to our customers across our full offering of unified communications, contact center and APIs, and are impressed with our transformation and growth.

•	They also appreciate the talent of our incredible global team and understand the power of our VCP platform.

•	Why are we selling the Company? Why now?

•	This transaction is the culmination of a thorough review of strategic alternatives and potential partners/ acquirers to determine the best path forward for our company.

•	The Board determined that this transaction with Ericsson provides immediate and significant value, maximizes value for shareholders and represents the best path forward for Vonage.

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Together with Ericsson, Vonage can benefit from even greater opportunities to serve our customers, accelerate our mission, and create value far exceeding what would otherwise be possible independently.

•	Are there going to be changes to the management team?

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Upon closing of the transaction, the entirety of the company—including the management team—will become wholly owned by Ericsson. It will continue to operate as is under its current Vonage brand and its employees will remain within the existing organization.

•	Vonage will report as an independent entity within Ericsson. It will retain its own name and brand with Vonage’s CEO reporting to Börje Ekholm, President and CEO of Ericsson.

•	Do you expect any layoffs as a result of the transaction?

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Upon closing of the transaction, the entirety of the company will become wholly owned by Ericsson. It will continue to operate as is under its current Vonage brand and its employees will remain within the existing organization.

•	Vonage will report as an independent entity within Ericsson. It will retain its own name and brand with Vonage’s CEO reporting to Börje Ekholm, President and CEO of Ericsson.

•	Will our reporting structure change?

•	Currently we don’t anticipate any reporting changes due to the acquisition. As always, things could change in the normal course of business.

•	Will my role, career level, title change?

•	Currently we don’t anticipate any changes due to the acquisition. As always, things could change in the normal course of business.

•	Will my pay change?

•	Currently we don’t anticipate any changes due to the acquisition. As always, things could change in the normal course of business.

•	Going forward will there be an opportunity to receive equity?

•	It is too early to speculate on any new equity or benefits.

•	Will my benefits change?

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We are working through all of the details on the transaction including any potential changes to team member benefits. As soon as the details have been finalized we will share those with all team members. As of now we do not expect any changes.

•	What will happen to Vonage’s headquarters? Operations?

•	Vonage will maintain its headquarters in our new space in Holmdel, NJ, opening in January 2022.

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Upon closing of the transaction, the entirety of the company will become wholly owned by Ericsson. It will continue to operate as is under its current Vonage brand and its employees will remain within the existing organization.

•	Vonage will report as an independent entity within Ericsson. It will retain its own name and brand with Vonage’s CEO reporting to Börje Ekholm, President and CEO of Ericsson.

•	There are still many details to be worked out as part of integration planning. For now it is business as usual.

•	What will happen to Vonage’s name and brand?

•	Today, there are no plans to change Vonage’s name and brand.

•	Upon closing of the transaction, Vonage will operate under the Vonage brand within Ericsson, and continue to execute on our strategy and growth plans.

•	I own Vonage stock. What should I do with it? What will happen to it at closing?

•	Once the transaction closes, under the terms of the agreement, Vonage shareholders will receive $21 in cash per each share of Vonage’s common stock, and our shares will no longer trade on NASDAQ.

•	For questions about your individual investments or portfolio, you should contact your broker or financial advisor.

•	What about my unvested stock awards?

•	Prior to closing, your unvested stock awards will continue to vest pursuant to the award’s vesting terms.

•	Once the transaction closes, under the terms of the merger agreement:

•	Your restricted stock units that have vested on or prior to the closing will be paid out as a lump sum cash payment equal to $21 per restricted stock unit.

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All unvested restricted stock units that have not vested on or prior to the closing will continue to vest pursuant to your vesting terms, and will be paid out in cash equal to $21 per restricted stock unit following the completion of your vesting terms.

•	Am I still eligible to receive my 2021 cash bonus, payable in March?

•	Yes, subject to your employment terms and the bonus payout determination.

•	Am I able to sell my Vonage stock between signing and closing?

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You will still be able to sell your shares of Vonage stock during our open trading window, which is set to expire as of the close of trading on December 1, 2021. If you plan to buy or sell stock during the open trading window, please review the guidelines from our Securities Trading Compliance Policy and the Securities Trading Compliance Supplement. As a reminder, if you are at director level or above, you must submit a pre-clearance request through VERN.

•	Can I buy Vonage stock between signing and closing?

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You are permitted to purchase shares of Vonage stock during our open trading window, which is set to expire as of the close of trading on December 1, 2021. If you plan to buy or sell stock during the open trading window, please review the guidelines from our Securities Trading Compliance Policy and the Securities Trading Compliance Supplement. As a reminder, if you are at director level or above, you must submit a pre-clearance request through VERN.

•	Can I buy Ericsson stock?

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Vonage policies do not prohibit you from trading in securities of other companies. However, securities laws prohibit you from trading in any security (not just Vonage stock) if you are in possession of material nonpublic information.

•	For questions about your individual investments or portfolio, you should contact your broker or financial advisor.

•	What should I tell customers and partners who ask about the transaction?

•	You can tell them that it is business as usual, and there will be no changes to how we work with them.

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This transaction is about growth. Together with Ericsson, we can benefit from even greater opportunities to serve our customers, accelerate our mission, and create value far exceeding what would otherwise be possible independently.

•	Upon closing of the transaction, Vonage will operate under the Vonage brand within Ericsson, and we will continue to deliver innovative communications technology solutions for our customers.

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We will be sending communications to our customers and partners about the transactions, and providing talking points and an FAQ to our team members who interact directly with customers every day today, November 22nd by close of business Eastern Time.

•	When is the transaction expected to close? What are the next steps in the process? What do I need to do between now and close?

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We expect that this transaction will close within the first half of 2022, subject to the approval of Vonage’s shareholders and the satisfaction of customary closing conditions and regulatory approvals.

•	Until then, Vonage and Ericsson will continue to operate as separate companies.

•	This means that it will continue to be business as usual for all of us.

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As always, we are focused on delivering on our commitments to our customers as we continue to realize our vision of accelerating the world’s ability to connect, driven by accountability, collaboration, trust and excellence. Vonage Does That.

•	If you receive inquiries from the media or analysts, please refer them to Jo Ann Tizzano (joann.tizzano@vonage.com). Investor queries should be directed to Monica Gould (ir@vonage.com).

•	Can I share the news on social media?

•	Please do not discuss the transaction on any social media platforms, but do feel free to share the news through approved company posts on Vonage channels or through GaggleAMP.

•	Where can I obtain additional information?

•	Please direct questions to your manager or send questions to VonageFAQ@vonage.com and we will address them as soon as we can.

•	Will we be working on joint projects?

•	Yes we anticipate there will be joint projects. That’s the power of joining a company like Ericsson.

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Ericsson and Vonage have a shared ambition to accelerate our long-term growth strategy. Together, we can benefit from even greater opportunities to serve our customers and create value far exceeding what would otherwise be possible independently.

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The combination of Vonage’s customer base and developer community and Ericsson’s deep network expertise, 26,000 R&D specialists and global reach creates opportunities to accelerate standalone strategies and innovation in the market.

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This includes bringing the power of the 4G and 5G network, along with the Vonage Communications Platform, to the developer—wherever and whenever they need it - and ensuring the quality of critical services like remote telemedicine, immersive virtual education and autonomous vehicles as well as experiential performance benefits in gaming, augmented and extended reality, over wireless.

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With access to 4G and 5G network APIs, exposed in a simple and globally unified way, Vonage’s strong developer ecosystem will be able to develop new innovative global offerings. Communication Service Providers will be able to better monetize their investments in network infrastructure by creating new API-driven revenues. Businesses will also benefit from the 5G performance, impacting operational performance, and share in new value coming from applications on top of the network.

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Ericsson intends to offer value benefits to the full ecosystem – telecom operators, developers, and businesses – by creating a global platform for open network innovation, built on Ericsson and Vonage’s complementary solutions.

Additional Information and Where to Find It

In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS THERETO IN THEIR ENTIRETY WHEN FILED WITH THE SEC, AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or upon request by contacting the Company, Investor Relations, via email at ir@vonage.com. The Company’s filings with the SEC are also available on the Company’s website at https://ir.vonage.com/.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 26, 2021 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 19, 2021. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.

Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the effects of the proposed acquisition of the Company by Ericsson, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this communication that are not historical facts or information may be forward-looking statements. The forward-looking statements in this communication are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to today.